NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding
11% Senior Notes due 2019
of
SRA INTERNATIONAL, INC.
Pursuant to the Prospectus Dated [●], 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON [●], 2012 UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:
WILMINGTON TRUST, NATIONAL ASSOCIATION

By Mail, Hand or Overnight Delivery:

Wilmington Trust, National Association

c/o Wilmington Trust Company

Corporate Capital Markets

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1626

By Facsimile: (302) 636-4139 For Information or Confirmation by Telephone: Sam Hamed (302) 636-6181

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer if (1) certificates for SRA International, Inc.’s 11% Senior Notes due 2019 (the “old notes”) are not immediately available, (2) the old note(s), the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the Exchange Agent, at the address above, prior to the expiration date. See “Exchange Offer—Guaranteed Delivery Procedures” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to SRA International, Inc. (the “Company”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “Exchange Offer—Guaranteed Delivery Procedures.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Company with respect to the old notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the old notes will be accepted only in denominations of $2,000 and integral multiples of $1,000. The undersigned also understands that tenders of the old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of old notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “Exchange Offer—Withdrawal of Tenders.”

The undersigned understands that the exchange of any exchange notes for old notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered old notes, in proper form for transfer (or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. (“NYSE”) trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

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PLEASE SIGN AND COMPLETE

X ______________________________________________

X ______________________________________________

Signature or Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holder(s):

________________________________________________

Series and Principal Amount of Old Notes Tendered*:

________________________________________________

Certificate No.(s) of Old Notes (if available):

________________________________________________

*Must be in denominations of $2,000 and integral multiples of $1,000.

Date:________________________________________________

Address:_____________________________________________

Area Code and Telephone

No.:_________________________________________________

If old notes will be delivered by book-entry transfer,

provide information below:

Name of Tendering Institution ____________________________________________________

Depository Account No. with DTC: ____________________________________________________

Transaction Code Number:

DO NOT SEND OLD NOTES WITH THIS FORM. OLD NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________________________________________________

Capacity: _______________________________________________________________________________________________________________

Address(es): ____________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

_______________________________________________________________________________________________________________________

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the old notes, which requirements include membership or participation in the Security Transfer Agent Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the old notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the old notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “Exchange Offer—Guaranteed Delivery Procedures”), and that the exchange agent will receive (a) such old notes, or a book-entry confirmation of the transfer of such old notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three NYSE trading days after the date of execution hereof.

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The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and old notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:
Authorized Signature:
Title:
Address:
Area Code and Telephone Number:
Date: _________

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